UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the

Securities Exchange Act of l934

November 6, 2013

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601

(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure.

The following information is furnished by Standard Parking Corporation (the “Company”) pursuant to Item 2.02, “Results of Operations and Financial Condition,” and Item 7.01, “Regulation FD Disclosure.”  The information in this Form 8-K (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company’s independent registered public accounting firm, Ernst & Young LLP, has informed the Audit Committee of the Board of Directors of the Company that it is conducting a review of the Company’s accounting for its agreement with the State of Connecticut under which the Company operates the surface parking and 3,500 garage parking spaces at Bradley International Airport located in the Harford, Connecticut metropolitan area (the “Bradley Agreement”).  On November 5, 2013, Ernst & Young LLP advised the Audit Committee that it is evaluating whether the Company’s historical accounting treatment for the Bradley Agreement was correct.  As previously disclosed by the Company, cumulative deficiency payments under the Bradley Agreement, net of reimbursements, have been recorded as a receivable by the Company. Depending on the outcome of the ongoing accounting review, the Company may be required to eliminate the receivable, which was approximately $15 million as of June 30, 2013, and there could be additional accounting changes depending on the proper characterization of the Bradley Agreement.

At the inception of the Bradley Agreement in March 2000, the Company determined, after consultation with and concurrence by Ernst & Young LLP, that the Bradley Agreement should be accounted for as a management agreement and that any future deficiency payments under the agreement should be accounted for as a receivable on the Company’s consolidated balance sheet.  The Company believed this to be the proper accounting treatment and consistently maintained such treatment over the past 13 years.  In addition to the Company’s quarterly reviews and year-end audits, the Bradley Agreement and related accounting also were audited separately by Ernst & Young LLP for the State of Connecticut over a substantial portion of this 13-year period. Most recently, Ernst & Young LLP advised the Company that it is reviewing the accounting for the Bradley Agreement, and it is considering whether it should be accounted for as a management agreement or in a manner similar to a capital lease.  In addition, Ernst & Young LLP is considering whether the cumulative deficiency payments under the agreement should be accounted for as a receivable on the Company’s balance sheet.

In light of Ernst & Young LLP’s review, management and the Audit Committee are currently re-evaluating the Company’s accounting for the Bradley Agreement.  If it is determined that the Company’s technical accounting for the Bradley Agreement is erroneous, the Company may be required to restate certain of its historical financial statements.

The Company does not believe the ongoing review of the Bradley Agreement, even if it results in a restatement of the Company’s historical financial statements, will affect the economic terms or substance of the Bradley Agreement, nor is it expected to have any impact on the Company’s total cash receipts or payments over the term of the Bradley Agreement as previously disclosed by the Company.  In addition, given the complex and unique nature of the Bradley Agreement and related accounting, the Company does not believe the possible change applies to any of its other contracts.  Although the Company does not currently believe that this situation will have a material impact on its core business, management is still in the process of evaluating the implications of a restatement, if and to the extent one is necessary.

As it has only very recently learned of this potential issue, it is possible that the Company may not be able to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The Company will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and amendments, if any are determined to be required, to prior quarterly and annual filings as soon as practicable. The Company’s release of earnings for the quarter ended September 30, 2013, and related conference call scheduled for November 7, 2013, will be postponed until the Company and Ernst & Young LLP conclude this review.

On November 6, 2013, the Company issued a press release containing information about the accounting review described above. A copy of the Company’s press release is furnished herewith as Exhibit 99 and is hereby incorporated by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “will,” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management’s control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: costs, risks and uncertainties associated with the Company’s ongoing accounting review of the Bradley Agreement, including the possibility that the Company may be required to restate certain of its historical financial statements; the impact of any required restatement of the Company’s historical financial statements; any impact of any required restatement under the Company’s credit agreements and other contractual obligations; the impact of any required restatement on management’s evaluation of the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the Company’s ability to integrate Central Parking into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company anticipates as a result of the Central Parking merger are not fully realized or take longer to realize than expected; the Company’s substantially increased indebtedness incurred in connection with the Central Parking merger, which may reduce available cash flow, increase vulnerability to adverse economic conditions, and limit flexibility in planning for, or reacting to, changes in or challenges related to the Company’s business; unanticipated Central Parking merger and integration expenses; the loss of customers, clients or strategic alliances as a result of the Central Parking merger; the impact of the divestitures of management contracts and leases required by the agreement entered into by the Company with the Department of Justice in connection with the Central Parking merger; other losses, or renewals on less favorable terms, of management contracts and leases; adverse litigation judgments or settlements; adverse economic impact to the Company in areas damaged by Hurricane Sandy; changes in general economic and business conditions or demographic trends; the effect on the Company’s strategy and operations due to changes to the Board of Directors that occurred upon the completion of the merger; the impact of public and private regulations; financial difficulties or bankruptcy of major clients; intense competition; insurance losses that are worse than expected or adverse events not covered by insurance; labor disputes; extraordinary events affecting parking at facilities that the Company manages, including emergency safety measures, military or terrorist attacks, cyber terrorism and natural disasters; the risk that state and municipal government clients sell or enter into long-term leases of parking-related assets to competitors or clients of our competitors; uncertainty in the credit markets; availability, terms and deployment of capital; the Company’s ability to obtain performance bonds on acceptable terms; and the impact of Federal health care reform.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99	Press release, dated November 6, 2013, issued by Standard Parking Corporation (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: November 6, 2013	By:	/s/ G. MARC BAUMANN
G. Marc Baumann
Chief Financial Officer, Treasurer & President of Urban Operations